Exhibit 23.1


          The Board of Directors
          Tidewater Inc.


          We consent to the use of our report incorporated herein by reference.



          /s/ KPMG Peat Marwick LLP
          KPMG Peat Marwick LLP

          New Orleans, Louisiana
          July 28, 1997